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                                                                    EXHIBIT 23.4




          CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS



We consent to the inclusion in this registration statement on Form S-1 and the related prospectus of Waste Connections Inc. for the registration of 3,737,500 shares of common stock of our report dated December 30, 1998, on our audit of the combined financial statements of Amador Disposal Services, Inc. and Mother Lode Sani-Hut, Inc. We also consent to the reference to our firm under the caption "Experts".




/s/ PricewaterhouseCoopers LLP




Sacramento, California
January 7, 1999